Exhibit 99.1

IFF Reports Strong Third Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--November 9, 2015--International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) reported financial results and strategic achievements for the third quarter ended September 30, 2015.

Third Quarter 2015 Consolidated Summary: Growth vs. Prior Year ¹

	Reported (GAAP)			Adjusted (Non-GAAP)			Adjusted Currency Neutral
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	(1)%	3%	0%	(1)%	7%	5%	7%	10%	10%
Acquisition Impact				3%	3%	1%	3%	2%	3%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Win Where We Compete: achieve market leadership position in key markets, categories & customers

  North America Fragrance Compounds +7% led by double-digit Hair Care & Home Care growth
  Fragrances currency neutral sales in China +6% driven by strong growth with regional customers
  Home Care grew high-single-digits, on a currency neutral basis, as a result of strong new wins
  Flavors North America +19% including the acquisition of Ottens Flavors
  Flavors Latin America up double-digits, on a currency neutral basis, for the 8th consecutive quarter

Innovating Firsts: strengthen position and drive differentiation in priority R&D platforms

  Encapsulation-related sales improved double-digits in Fabric, Toiletries and Home Care
  Sweetness and Savory Modulation portfolio grew strong double-digits
  Commercialized two captive fragrance ingredients that drive greater differentiation
  Launched second natural taste modulator of 2015 to build consumer-preferred products
  Developed new capsule chemistry to strengthen participation beyond Fabric Care

Become Our Customers’ Partner of Choice: attain commercial excellence

  IFF-LMR Naturals & Haitian Vetiver partner certified “For Life” by the Institute of Marketecology
  Achieved additional core list status with several key customers across both flavors and fragrances
  Won North America innovation award with one of IFF’s largest Flavors customers
  Awarded Supplier Excellence award with one of IFF’s largest Fine Fragrance customers
  Gained industry-leading membership in the Together for Sustainability sustainable sourcing initiative and recognized by CDP as a world leader for corporate action on climate change

Strengthen and Expand the Portfolio: pursue value creation through collaborations & acquisitions

  Lucas Meyer Cosmetics achieved double-digit currency neutral sales growth on a standalone basis
  Ottens Flavors sales improved double-digits with strongest growth coming from regional customers
  Announced partnership with Vapor Communications to pioneer the future of digital scent

Management Commentary

“We are pleased to report strong financial results in the third quarter, despite ongoing volatility in many key international markets,” said Chairman and CEO Andreas Fibig. “Thanks in large part to the diversity of our business and our recent acquisitions, we achieved strong revenue growth, gross margin expansion and double-digit increases in adjusted operating profit and adjusted EPS – all on a currency neutral basis.

“Currency neutral sales improved 7%, including three percentage points of growth relating to the acquisition of Ottens Flavors and Lucas Meyer Cosmetics. Overall our top-line performance continues to be driven by strong new wins, particularly in Fragrance Compounds, where the contributions from new wins were at the highest levels in nearly two years. Adjusted operating profit and adjusted EPS on a currency neutral basis grew at a rate faster than sales, both up 10%, as we benefitted from gross margin expansion and fixed cost leverage.

“With a focus on building greater differentiation, accelerating profitable growth and increasing shareholder value, we continued to make strides against our Vision 2020 strategy. In North America – one of the areas we are targeting for leadership positions – the Flavors team has done a nice job integrating our recent acquisition of Ottens Flavors. Leveraging their defined go-to-market strategy – geared toward ensuring we are the partner of choice for key regional accounts – Flavors North America was up 19%. In China, Fragrances grew 6% on a currency neutral basis, despite the volatile economic environment, as we continued to have success with many of the strong regional Consumer Fragrance brands.

“Delivery systems across both flavors and fragrances continued to drive growth. The strong trends in Fabric Care and Beverage continued in the third quarter, led by our encapsulation technology in fragrances and proprietary delivery system in flavors. We were also pleased with the sales of our sweetness and savory modulation portfolios which continued to produce strong results, increasing strong double-digits.

“In addition to the strides we have made from a market share and innovation perspective, we also made progress in our never-ending quest to “become our customers’ partner of choice.” Capitalizing on the trends in naturals, IFF-LMR Naturals received its fourth “For Life” Social Responsibility designation for its Haitian Vetiver operations. We are proud that our commitment to embedding sustainability throughout our business practices and our corporate culture is being acknowledge as evident by our recent CDP Climate “A” List perfect score. We also won an innovation award in North America with one of our largest Flavors customers, which recognizes partners for their thought leadership, and were awarded a supplier excellence award with a large Fine Fragrance customer.

“Strengthening and expanding our portfolio is a focus of ours as we diligently pursue value-creation opportunities in partnerships and collaborations. In the third quarter, we completed the acquisition of Lucas Meyer Cosmetics which helped us expand our product offerings beyond flavors and fragrances into cosmetic active ingredients. We are pleased to report that Lucas Meyer Cosmetics achieved strong double-digit currency neutral sales growth on a standalone basis – a good indication that we are putting our capital to work in areas that accelerate growth. To maintain our legacy of pioneering firsts, we also announced a partnership with Vapor Communications, which we believe will put us on the forefront of digital scent in the years to come.

“Based on our strong year-to-date results and our outlook for more modest sales growth in the fourth quarter – due to challenging comparisons that include an extra week of sales in the prior year – we continue to believe we can deliver 6% full year 2015 currency neutral sales growth, including acquisitions. To correspond with our top-line performance, we continue to believe we can deliver approximately 9% adjusted operating profit growth and 10% adjusted EPS growth, both on a currency neutral basis for full year 2015”.

Third Quarter 2015 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	(2)%	5%	6%	15%
Acquisition Impact	2%	1%	2%	2%

Flavors:	0%	0%	8%	9%
Acquisition Impact	4%	3%	5%	3%

Fragrances Business Unit

  Currency neutral sales improved 6%, including approximately two percentage points related to the acquisition of Lucas Meyer Cosmetics. Growth was led by high-single-digit growth in Latin America and mid-single-digit improvement in Greater Asia.
  Fine Fragrances increased 1% led by EAME, which improved 5%, as a result of very strong new wins. In Latin America, challenging economic conditions continue to impact Fine Fragrance sales, although the growth rate improved versus the second quarter.
  Consumer Fragrances grew 7% with broad-based growth led by a double-digit increase in Fabric Care and high-single-digit increase in Hair Care. On a geographic basis, all regions delivered growth, led by double-digits in Latin America, all on a currency neutral basis.
  Fragrance Ingredients grew 6% driven by the acquisition of Lucas Meyer Cosmetics. Our organic Fragrance Ingredients sales remained soft as we continued to utilize capacity to further strengthen our internal Fragrance Compounds business.
  Fragrances currency neutral segment profit improved approximately 15% driven by volume growth, benefits from cost and productivity initiatives and lower incentive compensation expense. Segment profit margin on a currency neutral basis increased 180 basis points to 22.4%.
  On a reported basis, sales decreased 2% to $406.0 million in the third quarter compared with $415.1 million in the prior year quarter. Fragrances segment profit increased 5%, or $4.3 million, to $90.9 million.

Flavors Business Unit

  Currency neutral sales grew 8%, including approximately four and a half percentage points related to the acquisition of Ottens Flavors. All categories experienced broad-based growth, with the strongest results in Beverage and Dairy.
  EAME improved 4% led by high-single-digit growth in Beverage. Western Europe reported the highest growth, improving 9%, driven by strong new win performance.
  North America grew 19% reflecting additional sales related to the acquisition of Ottens Flavors and high-double-digit growth in Dairy.
  Latin America increased 20% as all categories reported positive growth. The strong double-digit trend in Beverage continued for the 8th consecutive quarter. Savory and Dairy also grew double-digits as a result of strong new win performance.
  Greater Asia remained constant as growth in Indonesia, India, Singapore and Japan was offset by softness in China, most notably due to a challenging economic environment.
  Flavors currency neutral segment profit improved approximately 9% as sales growth, gross margin expansion and cost and productivity benefits more than offset the inclusion of amortization of intangibles related to the acquisition of Ottens Flavors. Segment profit margin on a currency neutral basis increased 10 basis points to 22.2% in the prior year quarter.
  On a reported basis, sales were flat going to $359.1 million from $358.7 million in the prior year quarter. Flavors segment profit remained constant at $79.8 million from $79.7 million.

FY 2015 Guidance: Growth vs. Prior Year

The Company full year 2015 remains:

	Sales	Operating Profit	EPS
% Change - Adjusted (Non-GAAP)	-1%	4%	5%
Negative Currency Impact	7ppt	5ppt	5ppt
% Change - Currency Neutral (Adjusted)	6%	9%	10%

A copy of the Company’s Quarterly Report on Form 10-Q will be available on its website at www.iff.com or at sec.gov by November 11, 2015.

Audio Webcast

A live webcast to discuss the Company’s third quarter 2015 financial results will be held on November 10, 2015, at 10:00 a.m. EST. Investors may access the webcast and accompanying slide presentation on the Company's website at www.iff.com under the Investor Relations section. For those unable to listen to the live broadcast, a recorded version of the webcast will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 6,200 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter and LinkedIn.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for the fourth quarter and full year 2015, expected returns from our recent acquisitions and partnerships, and our ability to generate shareholder returns and sustain our long-term growth performance. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2015. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the Company’s ability to implement its Vision 2020 strategy; (2) volatility and increases in the price of raw materials, energy and transportation; (3) the economic and political risks associated with the Company’s international operations; (4) the Company’s ability to benefit from its investments and expansion in emerging markets; (5) fluctuations in the quality and availability of raw materials; (6) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (7) the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of price increases and growth targets; (8) the Company’s ability to successfully develop new and competitive products that appeal to its customers and consumers; (9) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (10) the impact of currency fluctuations or devaluations in the Company’s principal foreign markets; (11) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (12) the effects of any unanticipated costs and construction or start-up delays in the expansion of the Company’s facilities; (13) the Company’s ability to successfully execute acquisitions, collaborations and joint ventures; (14) the Company’s ability to manage unanticipated costs and other adverse financial impacts in connection with its acquisitions; (15) the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments; (16) adverse changes in federal, state, local and foreign tax legislation or adverse results of tax audits, assessments, or disputes; and (17) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per diluted share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2015	2014	% Change	2015	2014	% Change

Net sales	$765,092	$773,813	(1)%	$2,307,540	$2,332,451	(1)%
Cost of goods sold	417,966	433,702	(4)%	1,269,097	1,298,281	(2)%
Gross profit	347,126	340,111	2%	1,038,443	1,034,170	0%
Research and development expenses	62,750	63,701	(1)%	188,725	191,635	(2)%
Selling and administrative expenses	127,663	123,212	4%	382,560	379,864	1%
Restructuring and other charges, net	—	608	(100)%	(170)	912	(119)%
Operating profit	156,713	152,590	3%	467,328	461,759	1%
Interest expense	11,855	10,968	8%	34,357	34,048	1%
Other expense (income), net	1,959	(563)	(448)%	(3,315)	(3,761)	(12)%
Income before taxes	142,899	142,185	1%	436,286	431,472	1%
Taxes on income	36,452	34,770	5%	96,206	107,064	(10)%
Net income	$106,447	$107,415	(1)%	$340,080	$324,408	5%

Earnings per share - basic	$1.32	$1.32		$4.20	$3.98
Earnings per share - diluted	$1.31	$1.31		$4.18	$3.95

Average shares outstanding
Basic	80,330	80,942		80,602	80,981
Diluted	80,737	81,508		81,052	81,556

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2015	2014
Cash & cash equivalents	$272,276	$478,573
Receivables	569,608	493,768
Inventories	589,463	568,729
Other current assets	207,404	168,957
Total current assets	1,638,751	1,710,027

Property, plant and equipment, net	708,902	720,268
Goodwill and other intangibles, net	1,255,361	752,041
Other assets	308,671	312,285
Total assets	$3,911,685	$3,494,621

Bank borrowings and overdrafts, and
current portion of long-term debt	$133,056	$8,090
Other current liabilities	554,264	510,718
Total current liabilities	687,320	518,808

Long-term debt	1,057,992	934,232
Non-current liabilities	570,224	518,892

Shareholders' equity	1,596,149	1,522,689
Total liabilities and shareholders' equity	$3,911,685	$3,494,621

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$340,080	$324,408
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	65,099	68,678
Deferred income taxes	13,134	7,496
Gain on disposal of assets	(341)	(2,351)
Stock-based compensation	18,355	19,627
Pension contributions	(61,125)	(34,493)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(108,563)	(47,929)
Inventories	(31,655)	(21,609)
Accounts payable	54,482	(2,459)
Accruals for incentive compensation	(13,781)	(45,482)
Other current payables and accrued expenses	34,585	(977)
Other assets/liabilities, net	(15,575)	52,594
Net cash provided by operating activities	294,695	317,503

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received (including $15 million of contingent consideration related to the Aromor acquisition in 2014)	(493,469)	(102,500)
Additions to property, plant and equipment	(66,632)	(97,820)
Proceeds from life insurance contracts	868	17,750
Maturity of net investment hedges	9,735	(472)
Proceeds from disposal of assets	3,431	2,506
Net cash used in investing activities	(546,067)	(180,536)

Cash flows from financing activities:
Cash dividends paid to shareholders	(113,875)	(95,113)
Net change in bank borrowings and overdrafts	—	8,926
Deferred financing costs	—	(1,023)
Repayments of debt	(30,000)	—
Proceeds from issuance or drawdown of long-term debt	279,998	4,100
Proceeds from issuance of stock under stock plans	288	1,361
Excess tax benefits on stock-based payments	11,704	6,080
Purchase of treasury stock	(81,237)	(52,453)
Net cash provided by (used in) financing activities	66,878	(128,122)
Effect of exchange rates changes on cash and cash equivalents	(21,803)	(9,514)
Net change in cash and cash equivalents	(206,297)	(669)
Cash and cash equivalents at beginning of year	478,573	405,505
Cash and cash equivalents at end of period	$272,276	$404,836

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Sales
Flavors	$359,103	$358,708	$1,108,689	$1,100,726
Fragrances	405,989	415,105	1,198,851	1,231,725
Consolidated	765,092	773,813	2,307,540	2,332,451

Segment Profit
Flavors	79,803	79,747	256,546	258,614
Fragrances	90,893	86,615	252,416	259,253
Global Expenses	(6,874)	(12,882)	(27,067)	(49,182)
Restructuring and other charges, net	—	(608)	170	(912)
Acquisition and related costs	(6,830)	—	(13,896)	—
Operational improvement initiative costs	(279)	(282)	(841)	(6,014)
Operating profit	156,713	152,590	467,328	461,759

Interest Expense	(11,855)	(10,968)	(34,357)	(34,048)
Other income, net	(1,959)	563	3,315	3,761
Income before taxes	$142,899	$142,185	$436,286	$431,472

Operating Margin
Flavors	22.2%	22.2%	23.1%	23.5%
Fragrances	22.4%	20.9%	21.1%	21.0%
Consolidated	20.5%	19.7%	20.3%	19.8%

International Flavors & Fragrances Inc.
Sales Performance by Region and Category
(Unaudited)

		Third Quarter 2015 vs. 2014
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	4%	8%	4%	6%	19%	13%

EAME	Reported	-11%	-12%	-9%	-11%	-12%	-11%
Currency Neutral		5%	5%	6%	5%	4%	5%

Latin America	Reported	-13%	9%	-5%	2%	9%	4%
Currency Neutral		-8%	13%	9%	7%	20%	11%

Greater Asia	Reported	-23%	2%	6%	2%	-6%	-3%
Currency Neutral		-22%	5%	7%	4%	0%	2%

Total	Reported	-9%	0%	-3%	-2%	0%	-1%
Currency Neutral		1%	7%	6%	6%	8%	7%

		First Nine Months 2015 vs. First Nine Months 2014
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-5%	4%	-11%	-2%	11%	5%

EAME	Reported	-10%	-7%	-9%	-8%	-9%	-9%
Currency Neutral		7%	10%	2%	7%	6%	7%

Latin America	Reported	-11%	12%	-1%	5%	10%	7%
Currency Neutral		-7%	15%	2%	8%	18%	11%

Greater Asia	Reported	2%	0%	1%	0%	-1%	-1%
Currency Neutral		3%	2%	7%	3%	3%	3%

Total	Reported	-9%	1%	-7%	-3%	1%	-1%
Currency Neutral		0%	8%	0%	5%	8%	6%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q3 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	-1%	3%	0%
Items Impacting Comparability	0%	4%	5%
% Change - Adjusted (Non-GAAP)	-1%	7%	5%
Currency Impact	8%	3%	5%
% Change - Currency Neutral (Adjusted)	7%	10%	10%

Q3 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	0%	0%
Currency Impact	8%	9%
% Change - Currency Neutral	8%	9%

Q3 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	-2%	5%
Currency Impact	8%	10%
% Change - Currency Neutral	6%	15%

YTD Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	-1%	1%	6%
Items Impacting Comparability	0%	2%	-1%
% Change - Adjusted (Non-GAAP)	-1%	3%	5%
Currency Impact	7%	6%	6%
% Change - Currency Neutral (Adjusted)	6%	9%	11%

YTD Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	1%	-1%
Currency Impact	7%	8%
% Change - Currency Neutral	8%	7%

YTD Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	-3%	-3%
Currency Impact	8%	11%
% Change - Currency Neutral	5%	8%

Currency neutral growth is calculated by translating prior year amounts at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

		Third Quarter 2015
		Items Impacting Comparability

		Reported (GAAP)	Operational Improvement Initiative Costs		Acquisition related costs		Adjusted (Non-GAAP)

Net sales		765,092
Cost of goods sold		417,966	(279)	(a)	(2,465)	(b)	415,222
Gross profit		347,126	279		2,465		349,870
Research and development expenses		62,750
Selling and administrative expenses		127,663			(4,365)	(b)	123,298
RSA Expense		190,413
Restructuring and other charges, net		—
Operating profit		156,713	279		6,830		163,822
Interest expense		11,855
Other expense (income), net		1,959
Income before taxes		142,899	279		6,830		150,008
Taxes on income		36,452	70		829		37,351
Net income		106,447	209		6,001		112,657

Earnings per share - diluted		$ 1.31	$ —		$ 0.07		$ 1.39	(c)

	(a)	Related to a partial plant closing in Asia.
	(b)	Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer Cosmetics) as well as expense related to the fair value step up of inventory on the Lucas Meyer acquisition.
	(c)	Item does not foot due to rounding.
	*

The Company tracks the amount of amortization recorded on
recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $3.5M.

		Third Quarter 2014
		Items Impacting Comparability

		Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Adjusted (Non-GAAP)

Net sales		773,813
Cost of goods sold		433,702			(282)	(b)	433,420
Gross profit		340,111			282		340,393
Research and development expenses		63,701
Selling and administrative expenses		123,212
RSA Expense		186,913

Restructuring and other charges, net		608	(608)	(a)			-
Operating profit		152,590	608		282		153,480
Interest expense		10,968
Other expense (income), net		(563)
Income before taxes		142,185	608		282		143,075
Taxes on income		34,770	213		70		35,053
Net income		107,415	395		212		108,022

Earnings per share - diluted		$ 1.31	$ 0.01		$ —		$ 1.32

	(a)	Costs related to the Fragrance Ingredients Rationalization.
	(b)	Related to plant closing in Europe and partial closing in Asia.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

		Third Quarter Year-to-Date 2015
		Items Impacting Comparability

		Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Acquisition related costs		Tax settlements		Adjusted (Non-GAAP)

Net sales		2,307,540
Cost of goods sold		1,269,097			(841)	(b)	(3,309)	(c)			1,264,947
Gross profit		1,038,443			841		3,309				1,042,593
Research and development expenses		188,725
Selling and administrative expenses		382,560					(10,587)	(c)			371,973
RSA Expense		571,285
Restructuring and other charges, net		(170)	170	(a)							—
Operating profit		467,328	(170)		841		13,896				481,895
Interest expense		34,357
Other expense (income), net		(3,315)
Income before taxes		436,286	(170)		841		13,896				450,853
Taxes on income		96,206	(60)		210		1,879		10,478	(d)	108,713
Net income		340,080	(110)		631		12,017		(10,478)		342,140

Earnings per share - diluted		$ 4.18	$ —		$ 0.01		$ 0.15		$ (0.13)		$ 4.20	(e)

	(a)	Costs related to the Fragrance Ingredients Rationalization
	(b)	Related to plant closings in Europe and partial closing in Asia
	(c)	Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer Cosmetics) as well as expense related to the fair value step up of inventory for both acquisitions.
	(d)	Settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
	(e)	Item does not foot due to rounding
	*

The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $4.7M.

		Third Quarter Year-to-Date 2014
		Items Impacting Comparability

		Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Adjusted (Non-GAAP)

Net sales		2,332,451
Cost of goods sold		1,298,281	(5,100)	(a)	(914)	(b)	1,292,267
Gross profit		1,034,170	5,100		914		1,040,184
Research and development expenses		191,635
Selling and administrative expenses		379,864
RSA Expense		571,499
Restructuring and other charges, net		912	(912)				—
Operating profit		461,759	6,012		914		468,685
Interest expense		34,048
Other expense (income), net		(3,761)
Income before taxes		431,472	6,012		914		438,398
Taxes on income		107,064	2,104		227		109,395
Net income		324,408	3,908		687		329,003

Earnings per share - diluted		$ 3.95	$ 0.05		$ 0.01		$ 4.01

	(a)	Costs related to the Fragrance Ingredients Rationalization
	(b)	Related to plant closings in Europe and partial closing in Asia

CONTACT:
International Flavors & Fragrances Inc.
VP, Global Corporate Communications & Investor Relations:
Michael DeVeau, 212-708-7164